UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2016

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Street, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Spin-Off of Subsidiary – NexFuels, Inc.

NexFuels, Inc. and the Carbon Dioxide Recovery Project

On July 11, 2016, T-Rex Oil, Inc. (“the Company” of “T-Rex”) incorporated NexFuels, Inc. (“NexFuels”), a wholly-owned subsidiary in the State of Colorado. NexFuels was created in order to develop the Company’s Carbon Dioxide Recovery Project.

The Company’s Carbon Dioxide Recovery Project (“the Project”) is focused on the development of exhaust stack supplies of carbon dioxide for use in enhanced oil recovery. The project involves the development, build out and operation of a commercial scale carbon capture systems on existing coal fueled electric power plants in the United States, specifically in Wyoming. Once the carbon dioxide has been captured, purified and condensed it can be sold and deliver the CO2 to oil producers in the surrounding areas through a company owned and operated CO2 pipeline. The Company intended to develop the program in concert with its oil production activities in the Powder River Basin of Wyoming.

In April 2016, the Company entered into a Confidentiality Agreement and a Memorandum of Understanding (“MOU”) with Rocky Mountain Power, a division of PacifiCorp, which is owned by Berkshire Hathaway Energy. The Memorandum provides both parties the opportunity for a period of 18 months to explore the feasibility of a Carbon Dioxide Capture Facility, exclusively.

On September 12, 2016, the Company announced that it had received the first part of the Feasibility Analysis being prepared by Sargent & Lundy, LLC regarding the future operation of a carbon capture system to be used to generate a CO2 stream in conjunction with enhanced oil recovery pursuant to the MOU. Phase 1 which was a Regulatory and Permitting Study had been completed and it was determined that the permitting and regulatory approvals were feasible. The next phase, the technical feasibility and economic studies, has commenced and it is expected to be completed in October 2016.

As work on the project has developed, the Company’s Board of Directors began to explore opportunities for the financing and development of the Project, including the development of the carbon dioxide recovery project in a separate company able to develop the project and able to obtain necessary financing without the further dilution of the shareholders of the Company. The financing of the two segments is very different. The Project will require large amounts of financing that are accessed from capital markets that include debt financing and equity financing.

The Board of Directors saw the value in the Project, however, it was determined that in order to raise sufficient funds to implement its commercialization, the Company would need to raise substantial amounts of money, which would dilute current shareholder interests in T-Rex. Therefore, to focus and better implement these strategies, the Board of Directors approved the spin-off of NexFuels.

The Company’s Board of Directors has determined that spinning-off of NexFuels and the carbon dioxide recovery project will accomplish a number of important objectives. The spin-off will separate distinct lines of business with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow NexFuels and the carbon dioxide recovery project, which have operations that are distinct from the Company’s oil exploration and production operations to better focus and prioritize the allocation of both companies’ management and implement their financial resources for achievement of their corporate objectives.

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The Spin-Off

Record shareholders of T-Rex, as of the Record Date of August 19, 2016, will receive one shares of NexFuels common stock for every two shares (2) of T-Rex common stock owned. The stock dividend will be based upon 17,009,628 shares of T-Rex common stock that are issued and outstanding as of the Record Date.

Record shareholders of T-Rex will not automatically receive a paper certificate for shares of common stock. Only after NexFuels is registered with the SEC as a reporting company, can the NexFuels transfer agent create an account for each T-Rex stockholder. On the effective date of the distribution, the transfer agent will credit the restricted shares issued to each registered stockholder to their respective accounts with the transfer agent.

NexFuels Board of Directors

As part of the spin-off of NexFuels, the Company’s Chief Executive Officer and Chairman, Mr. Donald Walford was appointed to the Board of Directors of NexFuels, as was the Mr. Herbert Sears, who is also a member of the T-Rex Board of Directors. Mr. Thomas Sweeney was also appointed to the Board of Directors.

Description of Assets Held by NexFuels, Inc.

On August 19, 2016, the Company assigned to NexFuels, Inc. the following assets:

1.	The idea, concept and plan to capture and sell CO2 generated by the Dave Johnston power plant located in Converse County, Wyoming and/or any other power plants owned by PacifiCorp.

2.	The MOU by and between T-Rex and PacifiCorp Energy the owner/operator of the power plant.

3.	The existing contract by and between Sargent Lundy LLC to perform the feasibility study.

4.	Any and all other valid and subsisting contracts, agreement, and instruments, rights or other interest that the Company may have in the Project.

5.	All valid and subsisting easements, permits, licenses, servitudes, rights of way and other surface rights that directly relate to or are otherwise directly applicable to the Project.

At the time of the assignment of the Project, the Company had incurred costs in connection with its development. These costs were related primarily to management’s time and travel and payment to Sargent Lundy LLC for Phase 1 of the feasibility study. None of these costs were accounted for as assets or capitalized.

The spin-off of NexFuels is not expected to have an impact upon T-Rex’s balance sheet, since the Project had no tangible or intangible assets, which had been capitalized and the financial statements of NexFuels on a stand-alone basis would therefore not meet the 10% significance test of Instruction 4(ii) Item 2.01 of Form 8-K and 11-01(b)(2) of Regulation S-X, as such financial information has not been provided.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

The spin-off of NexFuels is not expected to have an impact upon T-Rex’s balance sheet, since the Project had no tangible or intangible assets, which had been capitalized and the financial statements of NexFuels on a stand-alone basis would therefore not meet the 10% significance test of Instruction 4(ii) Item 2.01 of Form 8-K and 11-01(b)(2) of Regulation S-X, as such financial information has not been provided.

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(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3(i)	NexFuels, Inc. Articles of Incorporation

3(ii)	Nexfuels, Inc. Bylaws

10.1	Assignment By and Between NexFuels, Inc. and the Company, dated August 19, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:	/s/ Donald Walford
Donald Walford, Chief Executive Officer

Date: September 27, 2016

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